U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                     REPORT PURSUANT TO SECTION 13 OR 15 (d)
                 CURRENT OF THE SECURITIES EXCHANGE ACTS OF 1934

        Date of Report (date of earliest event reported February 15, 2001

                                     0-30583
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                            (Commission File Number)

                           THAON COMMUNICATIONS, INC.
                         -------------------------------
        (Exact Name of small business issuer as Specified in its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

          0-30583                                        87-0622329
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(Commission File Number)                     I.R.S. Employer Identification No.)

         11300 West Olympic Boulevard, Suite 730, Los Angeles, Ca. 90064
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               (Address of Principal Executive Office) (Zip Code)

                                 (310) 231-7066
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                 Issuer's Telephone Number, Including Area Code

                                       N/A
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           (former Name on Former Address, Changed Since Last Report)



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

Item 4.           Changes in Registrant's Certifying Account.


           Effective February 15, 2001, the principal independent accountant, Brad Haynes resigned as the Registrants' independent accountant. The reports of Brad Haynes on the financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope, or accounting principles during the past two years or the interim period to September 30, 2000.

           During the past two years or interim periods prior to September 30, 2000, there were no disagreements between the Company and Brad Haynes, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Brad Hayne's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

           On February 15, 2001, the Company engaged the firm of Kabani & Company, Inc. of Fountain Valley, California, as independent accountants for the Company. Prior to February 15, 2001, neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

The decision to change accountants was recommended and approved by the Board of Directors of the Company.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Thaon Communications, Inc.

Dated: March 23, 2001                       By: /s/ Pearl Asencio
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                                                    Pearl Asencio

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